UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.02	Results of Operations and Financial Condition

On January 7, 2014, WellPoint, Inc. (the “Company”) issued a press release announcing its agreements to sell 1-800 CONTACTS and glasses.com. In connection with the sale agreements, WellPoint expects to record an impairment charge in the range of $0.52 to $0.57 per share in the fourth quarter of 2013. As a result, WellPoint now expects GAAP net income of at least $7.88 per share for the full year 2013. Excluding the charge, WellPoint continues to expect adjusted net income of at least $8.40 per share for the full year 2013. This guidance includes no investment gains or losses beyond those recorded during the first nine months of 2013. A copy of the press release, which contains the GAAP reconciliation for adjusted net income per share, is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Section 7—Regulation FD

Item 7.01	Regulation FD Disclosure

See the information in Item 2.02 above, which is incorporated herein by reference.

All of the information furnished in Item 2.02, Item 7.01 and Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press Release dated January 7, 2014 announcing WellPoint, Inc.’s agreements to sell 1-800 CONTACTS and glasses.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2014

WELLPOINT, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated January 7, 2014 announcing WellPoint, Inc.’s agreements to sell 1-800 CONTACTS and glasses.com.